UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

August 1, 2007
Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way, Suite 300		90806 (Zip Code)
Long Beach, California
(Address of principal executive offices)

(562) 733-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01        Entry into a Material Agreement

On August 1, 2007, in connection with the consummation of the previously announced purchase of all of the issued and outstanding shares of capital stock of Slough Estates USA Inc., a Delaware corporation (“SEUSA”), by a wholly owned subsidiary of Health Care Property Investors, Inc., a Maryland corporation (“HCP”), HCP entered into two new credit agreements, each with Bank of America, N.A., as administrative agent, and a syndicate of banks, as lenders.

Under the new bridge loan agreement, the lenders made a $2,750,000,000 bridge loan maturing on July 31, 2008, which was drawn in full at closing.  Under the new revolving credit facility agreement, the lenders made four-year revolving loan commitments in an aggregate amount of $1,500,000,000, none of which was drawn at closing.  The proceeds from the bridge loan, together with cash on hand, were used to pay the cash portion of the acquisition consideration to acquire SEUSA, and to pay the fees and expenses in connection therewith.

HCP’s obligations under the new credit agreements are senior unsecured obligations of HCP, ranking pari passu with other unsecured, unsubordinated general obligations of HCP.

The bridge loan bears interest at a rate per annum equal to LIBOR plus a margin ranging from 0.425% to 1.25%, depending upon HCP’s senior unsecured long-term debt ratings.  Revolving loans outstanding under the revolving credit facility agreement will bear interest at a rate per annum equal to LIBOR plus a margin ranging from 0.325% to 1.00%, and HCP agreed to pay a facility fee on the aggregate amount of the revolving commitments (regardless of usage thereof) at a rate per annum ranging from 0.10% to 0.25%, in each case depending upon HCP’s senior unsecured long-term debt ratings.

The new credit agreements contain covenants that are substantially similar to the covenants in HCP’s existing credit agreement dated October 5, 2006 with Bank of America, N.A., as administrative agent, and a syndicate of other banks and commercial lenders, as lenders, which credit agreement was terminated concurrently with the closing of these two new credit agreements.  These covenants include, among others:

•                  a restriction on certain investments;

•                  restrictions on merging, dissolving, liquidating or selling substantially all consolidated assets;

•                  a restriction on repurchasing or redeeming capital stock;

•                  a requirement that HCP maintain a maximum ratio of total debt to consolidated total assets (as defined);

•                  a requirement that HCP maintain a maximum ratio of unsecured debt to consolidated unencumbered assets (as defined);

•                  a requirement that HCP maintain a maximum ratio of secured debt to consolidated total assets (as defined);

•                  a requirement that HCP maintain a minimum ratio of consolidated EBITDA to consolidated fixed charges; and

•                  a requirement that HCP maintain a minimum consolidated tangible net worth.

The new credit agreements contain customary events of default.  If an event of default occurs and is continuing under either agreement, HCP might be required immediately to repay the loans and all other amounts outstanding under such agreement.  Lenders holding more than 50% of the loans and commitment under each new credit agreement may elect to accelerate the maturity of the loans outstanding under the respective credit agreements upon the occurrence and during the continuation of an event of default.

Bank of America, N.A., UBS AG, Barclays Bank plc, and other lenders under the new credit agreements and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for HCP and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The description of the new credit agreements set forth above is qualified by the Credit Agreement filed in this Current Report on Form 8-K as Exhibit 10.1 and the Credit Agreement filed in this Current Report on Form 8-K as Exhibit 10.2, each as incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposal of Assets.

On August 1, 2007, HCP, completed the acquisition of SEUSA, which was a wholly-owned subsidiary of SEGRO plc, a public limited company incorporated under the laws of England and Wales (“SEGRO”), pursuant to the Share Purchase Agreement, entered into between HCP and SEGRO, dated as of June 3, 2007 (the “Share Purchase Agreement”).  The acquisition was effected by HCP acquiring 100% of the capital stock of SEUSA, with SEUSA surviving as a wholly-owned subsidiary of HCP.  Under the terms of the Share Purchase Agreement, HCP paid SEGRO cash consideration of approximately $2.9 billion, subject to certain adjustments.

The press release announcing the completion of the acquisition, dated August 1, 2007, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial statements of SEUSA as of December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006, and for the three months ended March 31, 2007, will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)           Pro Forma Financial Information

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(d)           Exhibits

The following exhibits are furnished as part of this Report:

Exhibit
Number	Description

10.1	$2,750,000,000 Credit Agreement dated as of August 1, 2007 among Health Care Property Investors, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent

10.2	$1,500,000,000 Credit Agreement dated as of August 1, 2007 among Health Care Property Investors, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent

99.1	Press release dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007	HEALTH CARE PROPERTY INVESTORS, INC.

	By:	/s/ Edward J. Henning
Edward. J. Henning
Executive Vice President –
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	$2,750,000,000 Credit Agreement dated as of August 1, 2007 among Health Care Property Investors, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent

10.2	$1,500,000,000 Credit Agreement dated as of August 1, 2007 among Health Care Property Investors, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent

99.1	Press release dated August 1, 2007.